                                  LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                            Washington, D.C. 20005
                                    -----
TIMOTHY B. MATZ            Telephone: (202) 347-0300       JEFFREY D. HAAS
STEPHEN M. EGE             Facsimile: (202) 347-2172       KEVIN M. HOULIHAN
RAYMOND A. TIERNAN               WWW.EMTH.COM              KENNETH B. TABACH
W. MICHAEL HERRICK                                         PATRICIA J. WOHL*
GERARD L. HAWKINS                                          JEFFREY R. HOULE
NORMAN B. ANTIN                                            DAVID N. PARDYS
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.                                      ------------
JEFFREY A. KOEPPEL                                         OF COUNSEL
DANIEL P. WEITZEL
PHILIP ROSS BEVAN                                          ALLIN P. BAXTER
HUGH T. WILKINSON                                          JACK I. ELIAS
                                                           SHERYL JONES ALU
*NOT ADMITTED IN D.C.





                               September 2, 1997

                                   VIA EDGAR


Board of Directors
Staten Island Bancorp, Inc.
15 Beach Street
Staten Island, New York  10304

Gentlemen:

        We have acted as special counsel to Staten Island Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 42,981,250 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Staten Island Savings Bank (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion"). In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.



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Board of Directors
September 2, 1997
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.


                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK



                                       By: /s/ HUGH T. WILKINSON
                                          ----------------------------------
                                          Hugh T. Wilkinson, a Partner